SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 30, 2007	Commission File Number 000-26076

SINCLAIR BROADCAST GROUP, INC.

(Exact name of registrant)

Maryland (State of organization)	52-1494660 (I.R.S. Employer Identification Number)

10706 Beaver Dam Road

Hunt Valley, MD  21030

(Address of principal executive offices and zip code)

(410) 568-1500

(Registrant’s telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

On October 30, 2007, the Board of Directors of Sinclair Broadcast Group, Inc. (the “Company”) adopted the First Amendment to the Company’s Amended By-laws (the “First Amendment”), which amends Article V, Section 1 of the Company’s Amended By-laws to permit the Company’s Board of Directors to provide by resolution that some or all of any or all classes or series of its stock will be uncertificated shares.  The First Amendment is effective as of October 30, 2007.  The First Amendment was adopted in response to a new rule issued by the Nasdaq Stock Market that requires Nasdaq-listed companies to be eligible for a direct registration program. A direct registration program permits an investor’s ownership to be recorded and maintained on the books of the issuer or the transfer agent without the issuance of a physical stock certificate. The new rule does not require that the Company actually participate in a direct registration program, only that its securities must be “eligible” for such a program.  The Company believes the adoption of the First Amendment permits its securities to be eligible for such a program.

A copy of the First Amendment is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.1              First Amendment to the Amended By-laws of Sinclair Broadcast Group, Inc. (dated
                                October 30, 2007).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

By:	/s/ David R. Bochenek
Name:	David R. Bochenek
Title:	Vice President / Chief Accounting Officer

Dated: November 2, 2007